UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2026

ELUTIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Firstfield Road

Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ELUT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2026 (the “Amendment Date”), the Board of Directors of Elutia Inc. (the “Company”) approved the First Amendment (the “First Amendment”) to the Company’s Amended and Restated 2020 Incentive Award Plan, as amended (the “2020 Plan”), subject to stockholder approval. The stockholders of the Company approved the First Amendment at the Company’s 2026 Annual Meeting of Stockholders on June 11, 2026. Among other things, the First Amendment: (i) increased the number of shares authorized for issuance of awards under the 2020 Plan by an additional 3,000,000 shares of the Company’s Class A common stock; (2) extended the annual increase of shares of the Company’s Class A common stock authorized under the 2020 Plan through January 1, 2036 (the tenth January 1 after the Amendment Date); and (3) extended the termination date of the 2020 Plan to the tenth anniversary of the Amendment Date. The Company included a description of the material terms of the First Amendment and the 2020 Plan, as amended thereby, in its Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2026 (the “Proxy Statement”) and incorporates it by reference. The descriptions of the First Amendment and the 2020 Plan contained in this report and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2020 Plan and the First Amendment, which are filed as Exhibits 10.1 and 10.2 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 11, 2026, the Company held its annual meeting of stockholders. A total of 34,041,545 shares of the Company’s Class A common stock were present in person or represented by proxy at the meeting, representing approximately 77.0% of the Company’s Class A common stock outstanding as of the April 17, 2026 record date. The voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s proxy statement, are as follows:

Proposal 1 – Election of two Class III directors to hold office until the Company’s annual meeting of stockholders to be held in 2029 and until their respective successors have been duly elected and qualified:

	Votes FOR	Votes WITHHELD	Broker Non-Votes
David Colpman	25,384,500	1,708,821	6,948,224
Kevin Rakin	26,902,953	190,368	6,948,224

Accordingly, the nominees for Class III directors were elected.

Proposal 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
33,866,728	174,255	562	-

Accordingly, the Company’s stockholders approved Proposal 2 set forth above.

Proposal 3 – Approval of the First Amendment to the Elutia Inc. Amended and Restated 2020 Incentive Award Plan:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
22,421,769	3,540,699	1,130,851	6,948,226

Accordingly, the Company’s stockholders approved Proposal 3 set forth above.

Proposal 4 – Approval, on an advisory, non-binding basis of the compensation of the Company’s named executive officers:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
25,617,864	336,249	1,139,206	6,948,226

Accordingly, the Company’s stockholders approved Proposal 4 set forth above.

Proposal 5 – Approval, on an advisory, non-binding basis, of the frequency of future advisory say-on-pay votes:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
20,932,402	1,849,469	4,161,721	149,728	6,948,225

Accordingly, the Company’s stockholders recommended a frequency of “Every 1 Year” for Proposal 5 set forth above. Consistent with the results of the stockholder advisory vote on proposal 5, the Company's Board of Directors has determined that the Company will hold future stockholder advisory votes on executive compensation on an annual basis until the next shareholder advisory vote on the frequency of such advisory votes.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Exhibit Description

10.1

Elutia Inc. Amended and Restated 2020 Incentive Award Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement related to its 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 27, 2023 (Commission File No. 001-39577))

10.2

First Amendment to Elutia Inc. Amended and Restated 2020 Incentive Award Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement related to its 2026 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 22, 2026 (Commission File No. 001-39577))

104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELUTIA INC.

Date: June 16, 2026	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer